UNITED STATES
  SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
 _____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2016

KEY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21820	93-0822509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Avery Street
Walla Walla, Washington 99362
(Address of principal executive offices) (Zip Code)

(509) 529-2161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5	CORPORATE GOVERNANCE AND MANAGEMENT
ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)
On March 7, 2016, Key Technology, Inc. (the "Company"), its wholly-owned subsidiary Visys N.V. ("Visys") and Frank Zwerts, Chief Strategy Officer of the Company and the President of Visys at the time of its acquisition by the Company in February of 2013, entered into an Amendment (the "Amendment") to the Contract for Services (the "Services Contract") that was entered into between Visys and Embla BVBA, a wholly-owned affiliate of Mr. Zwerts ("Embla"), at the time of the acquisition. Pursuant to the Amendment, effective March 31, 2016 the Services Contract will expire and Mr. Zwerts will resign as an executive officer of the Company. Mr Zwerts also resigned from all positions as a director and officer of Visys on March 7, 2016.

Pursuant to the Amendment, on the effective date a separation payment in the amount of €182,018 will be paid to Embla, and the Company will make a separate payment to Embla in the amount of €182,018 as consideration for a two-year non-competition covenant given by Mr. Zwerts. This Amendment also provides for consulting payments of €72,667 which will be paid to Embla through January 31, 2017.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment to the Contract for Services which is attached as Exhibit 99.1 and incorporated herein by reference.

SECTION 9	FINANCIAL STATEMENTS AND EXHIBITS
ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

The following exhibit is furnished with this Current Report on Form 8-K:

	99.1	Amendment to Contract for Services

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY TECHNOLOGY, INC.

/s/ Jeffrey T. Siegal
Jeffrey T. Siegal
Senior Vice President and Chief Financial Officer

Dated: March 10, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amendment to Contract for Services